UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2014

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 971-6616

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure under Item 5.02 below is hereby incorporated by reference into this Item 3.01.

On October 29, 2014, Bio-Path Holdings, Inc. (the "Company") notified the NASDAQ Stock Market ("NASDAQ") that due solely to the Director Resignation (as defined below), the Company was temporarily not in compliance with the continued listing requirements as set forth in NASDAQ Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Company’s board of directors (the “Board”) and the Company’s audit committee (the “Audit Committee”), respectively, because a majority of the Board was not comprised of Independent Directors (as defined in NASDAQ Rule 5605(a)(2)) and the Audit Committee was not comprised of three Independent Directors. In connection with the Director Resignation, on November 3, 2014, the Board appointed Amy P. Sing, M.D. to the Board as an Independent Director and to the Audit Committee, thereby curing such noncompliance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2014, Gillian Ivers-Read, BSc. resigned from her position as a member of the Board and all committees of the Board on which she served (the “Director Resignation”). Ms. Ivers-Read’s resignation was not because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On November 3, 2014, the Board, upon the recommendation of the Company’s nominating/corporate governance committee (the “Nominating Committee”), appointed Dr. Sing to the Board to fill the newly created vacancy caused by the Director Resignation. Dr. Sing was also appointed as a member of the Audit Committee, the Nominating Committee and the Company’s compensation committee.

Dr. Sing currently serves as Senior Director of Medical Affairs at Genomic Health, Inc., a leading publicly held biotechnology company that assists physicians and patients in making personalized cancer treatment decisions. From 2004 to 2006, Dr. Sing led oversight of the approved breast cancer drug Avastin Investigator Sponsored Trials (IST) program at Genentech, Inc., a public biotechnology firm providing major contributions to the understanding and development of cancer research. From 2004 to 2011, Dr. Sing worked in various other leadership and research positions at Genentech, Inc. Dr. Sing also led research teams for Seattle Genetics, Inc. from 1999 to 2003 and has received awards from the National Cancer Institute, American Cancer Society and Stanford University. Dr. Sing holds a B.A. from Amherst College and an M.D. from Stanford University.

In connection with her appointment to the Board, the Company and Dr. Sing agreed to enter into an indemnification agreement in the same form in which the Company has entered into with each of its directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: November 3, 2014	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer